As filed with the United States Securities and Exchange Commission on September 23, 2022

Registration No. 333-262555

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4078884
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4B Cedar Brook Drive

Cranbury, New Jersey 08512

(609) 495-2200

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

______________________

Stephen T. Wills, Executive Vice President, Chief Financial Officer,

and Chief Operating Officer

4B Cedar Brook Drive

Cranbury, New Jersey 08512

(609) 495-2200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

______________________

Please send copies of all communications to:

Faith L. Charles, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, NY 10017 (212) 908-3905	Stephen A. Slusher, Esq. Chief Legal Officer 4B Cedar Brook Drive Cranbury, NJ 08512 (609) 495-2200

______________________

Approximate date of commencement of proposed sale to the public: From time to time, following the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b--2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer	☑
Accelerated filer	☐	Smaller reporting company	☑
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2022

PROSPECTUS

PALATIN TECHNOLOGIES, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

From time to time, we may sell up to an aggregate of $100,000,000 of our common stock, preferred stock, debt securities, warrants, purchase contracts or units in any combination of the foregoing, in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

Our common stock is listed on the NYSE American under the symbol “PTN.” On September 21, 2022, the closing price of our common stock as reported on the NYSE American was $7.93 per share.

The preferred stock, debt securities, warrants, purchase contracts and units described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements may also add, update, or change information contained in this prospectus.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK` FACTORS” ON PAGE 11 OF THIS PROSPECTUS AND “ITEM 1A-RISK FACTORS” OF OUR MOST RECENT ANNUAL REPORT ON FORM 10‑K AND ANY QUARTERLY REPORT ON FORM 10‑Q THAT IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

As of August 15, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $79,632,980, which was calculated based on 9,270,946 shares of common stock outstanding as of that date, of which 9,100,912 shares of common stock were held by non-affiliates, and a price per share of $8.75, which was the closing price of our common stock as reported on the NYSE American on such date (as adjusted to give effect to a 1:25 reverse stock split that was effective at 5:00 p.m. Eastern Time on August 30, 2022).

2

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2022

3

4

We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities and the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update, or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before buying any of the securities being offered.

5

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider prior to investing in our securities. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus or incorporate by reference, especially the section entitled “Risk Factors.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “Palatin,” the “Company,” “we,” “us” and “our” or similar terms refer to Palatin Technologies, Inc. and its subsidiary.

Our Business

We are a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor (“MCr”) system. Our product candidates are targeted, receptor-specific therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize product commercial potential.

The MCr system has effects on inflammation and immune system response, food intake, metabolism, and sexual function. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have significant pharmacological effects.

Our new product development activities in inflammation disease indications focus primarily on development of MCr peptides for ocular conditions, but also include conditions in the gut and kidney. Utilizing peptides which are agonists at MC1r, and in some instances agonists at additional melanocortin receptors, we are developing products to treat inflammatory and autoimmune diseases such as dry eye disease, which is also known as keratoconjunctivitis sicca, uveitis, diabetic retinopathy, and inflammatory bowel disease. We believe that our MC1r agonist peptides have broad anti-inflammatory effects and utilize mechanisms engaged by the endogenous melanocortin system in regulation of the immune system and resolution of inflammatory responses. We are also developing peptides that are active at more than one melanocortin receptor and small molecule MCr agonists.

Our U.S. Food and Drug Administration (“FDA”) approved melanocortin receptor agonist, Vyleesi® (bremelanotide injection), is an “as needed” therapy used in anticipation of sexual activity and self-administered in the thigh or abdomen via a single-use subcutaneous auto-injector by premenopausal women with hypoactive sexual desire disorder (“HSDD”). Vyleesi is the first FDA-approved melanocortin agent and the first and only FDA-approved as-needed treatment for premenopausal women with HSDD.

Our Current Product Development Strategy. We are designing and developing potent and highly selective MC1r agonist peptides and agonist peptides specific for more than one melanocortin receptor for treatment of a variety of inflammatory and autoimmune indications. We believe that our agonist peptides regulate certain inflammatory cytokines, and modulate the activities of immune cells, such as monocytes and T cells, to reduce immune response, and may utilize mechanisms engaged by the endogenous melanocortin system in regulation of the immune system and resolution of inflammatory responses.

We have conducted preclinical animal studies with MC1r and multiple MCr peptide drug candidates for selected inflammatory disease and autoimmune indications. MC1r plays a role in many diseases, including inflammatory bowel disease and ocular indications such as uveitis, diabetic retinopathy, and dry eye disease. Work with rodent animal models have demonstrated therapeutic responses that are statistically significant compared to placebo, and that are equal to or superior to established positive controls in animal models. However, success in animal models does not necessarily mean that any of our drug candidates will be able to successfully treat diseases in human patients.

PL9643 for Dry Eye Disease and Anti-Inflammatory Ocular Indications. PL9643, a peptide melanocortin agonist active at multiple MCrs, including MC1r and MC5r, is our lead clinical development candidate for anti-inflammatory ocular indications, including dry eye disease, which is also known as keratoconjunctivitis sicca. Dry eye disease is a syndrome with symptoms including irritation, redness, discharge and blurred vision. It may result from an autoimmune disease such as Sjögren’s syndrome, an ocular lipid or mucin deficiency, blink disorders, abnormal corneal sensitivity, or environmental factors. It is estimated to affect over 30 million people in the United States.

6

We have developed a PL9643 ophthalmic solution (topical eye drops) in a single use delivery device, and a Phase 3 pivotal clinical trial (“MELODY-1”) designed to support a New Drug Application (“NDA”) is ongoing. An interim analysis by an independent Data Monitoring Committee (“DMC”) of the first 120 patients who had completed the MELODY-1 trial recommended the study continue with a sample size of up to 350 patients. Topline results from the MELODY-1 trial are now expected in the second quarter of calendar 2023. Our Phase 2 clinical trial demonstrated improvements in both the signs and symptoms of dry eye disease in moderate to severe patients after just two weeks of treatment, with no adverse safety signals and excellent tolerability. We held an end-of-Phase 2 meeting with the FDA in June 2021, which included all aspects of the PL9643 development plan, including study design, endpoints, interim assessment, and patient population for the Phase 3 program. If results of the MELODY-1 clinical trial are positive, we will initiate a second Phase 3 clinical trial.

Oral PL8177 for Inflammatory Bowel Diseases. PL8177, a selective MC1r agonist peptide, is our lead clinical development candidate for inflammatory bowel diseases, including ulcerative colitis. We have completed subcutaneous dosing of human subjects in a Phase 1 single and multiple ascending dose clinical safety study, and a human microdose pharmacokinetic study to evaluate a polymer-encapsulated, delayed-release, oral formulation of PL8177.

For ulcerative colitis and other inflammatory bowel diseases we will administer PL8177 in our oral formulation to deliver PL8177 to the interior wall of the diseased bowel. PL8177 activates MC1r present on the interior wall of the bowel in ulcerative colitis and other inflammatory bowel diseases. We believe that delivering PL8177 directly to MC1r in the bowel wall will maximize treatment effect while minimizing any systemic or off-target effects.

A Phase 2 study in ulcerative colitis using our polymer-encapsulated, delayed-release, oral formulation of PL8177 initiated patent enrollment in September 2022, and may take up to one year to complete. The Phase 2 study is a multi-center, randomized, double-blind, placebo-controlled, adaptive design, parallel group of PL8177 study, with once daily oral dosing in adult ulcerative colitis subjects. The study uses an adaptive design with an interim assessment by an independent DMC after the initial 16 subjects have completed the 8-week evaluation visit.

Melanocortin Peptides for Diabetic Retinopathy. We conducted preclinical studies with melanocortin peptides in diabetic retinopathy models and have selected a peptide candidate for further development work. We are working on a formulation for administration. If results support advancing the program, we will conduct required safety studies and manufacture drug product under Good Manufacturing Practices regulations preparatory to filing an Investigational New Drug application and initiating clinical studies.

Ocular Research Programs. We are conducting research in several additional ocular areas, including both front of the eye and back of the eye indications, exploring use of our compounds to treat additional indications.

Vyleesi for HSDD. Vyleesi, the registered trademark for bremelanotide injection, was approved by the FDA on June 21, 2019 for the treatment of premenopausal women with acquired, generalized HSDD. AMAG Pharmaceuticals, Inc. (“AMAG”), which had exclusively licensed Vyleesi for North America, initiated sales and marketing efforts for Vyleesi in the United States in August 2019, with a national launch in September 2019. In July 2020, Palatin and AMAG entered into a termination agreement, pursuant to which the license agreement was terminated, Palatin regained all North America rights for Vyleesi, and AMAG made a $12.0 million payment to Palatin at closing and a $4.3 million payment to Palatin in the first quarter of calendar 2021. Palatin assumed Vyleesi manufacturing agreements, and AMAG transferred information, data and assets related exclusively to Vyleesi, including existing inventory. AMAG provided certain transition services to Palatin for a period to ensure continued patient access to Vyleesi during the transition period, for which Palatin reimbursed AMAG for the agreed upon costs of the transition services.

Gross product sales of Vyleesi increased to $5.8 million in fiscal 2022, compared to $4.7 million in fiscal 2021, with gross product sales in the fourth quarter ended June 30, 2022 increasing 79% over the prior quarter and 91% over the comparable quarter in 2021. Net sales of Vyleesi were $1.2 million in fiscal 2022, compared to negative net sales of $0.3 million in fiscal 2021.

Pipeline Overview

The following chart illustrates the status of our drug development programs and Vyleesi, which has been approved by the FDA for the treatment of premenopausal women with acquired, generalized HSDD.

7

Our Strategy

Key elements of our business strategy include:

•	Maximizing revenue from Vyleesi by marketing Vyleesi in the United States, supporting our existing licensees for China and South Korea, and licensing Vyleesi for the United States and additional regions;

•	Maintaining a team to create, develop and commercialize MCr products addressing unmet medical needs;

•	Entering into strategic alliances and partnerships with pharmaceutical companies to facilitate the development, manufacture, marketing, sale, and distribution of product candidates that we are developing;

•	Partially funding our product development programs with the cash flow generated from Vyleesi and existing license agreements, as well as any future research, collaboration, or license agreements; and

•	Completing development and seeking regulatory approval of certain of our other product candidates.

Corporate Information

We were incorporated under the laws of the State of Delaware on November 21, 1986 and commenced operations in the biopharmaceutical area in 1996. Our corporate offices are located at 4B Cedar Brook Drive, Cedar Brook Corporate Center, Cranbury, New Jersey 08512, and our telephone number is (609) 495-2200. We maintain a website at http://www.palatin.com, where among other things, we make available free of charge on and through this website our Forms 3, 4 and 5, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) and Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained in it or connected to it are not incorporated into this prospectus or any prospectus supplement. The reference to our website is an inactive textual reference only.

A certificate of amendment of Palatin’s articles of incorporation for a 1-for-25 reverse split of Palatin’s issued and outstanding common stock (the “Reverse Stock Split”) was effective as of 5:00 p.m. Eastern Time on August 30, 2022. Unless otherwise indicated, all share numbers herein, including common stock and all securities convertible into common stock, give effect to the Reverse Stock Split.

Our common stock is listed on NYSE American under the symbol “PTN”.

Palatin Technologies® and Vyleesi® are registered trademarks of the Company, and Palatin™ and the Palatin logo are trademarks of the Company. Other trademarks referred to in this prospectus are the property of their respective owners.

8

Risks Associated with Our Business and this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similar headings in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. Risks associated with our business include, among other things:

Risks Related to Our Financial Results and Need for Financing

•	Our management has determined that there is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

•

We have a history of substantial net losses, including a net loss of $36.2 million for the year ended June 30, 2022, and expect to incur substantial net losses over the next few years, and we may never achieve or maintain profitability.

•	We will need additional funding, including funding to complete clinical trials for our product candidates, which additional funding may not be available on acceptable terms, if at all.

•	We have a limited operating history upon which to base an investment decision.

•	Raising additional capital may cause dilution to existing stockholders, restrict our operations, or require us to relinquish rights.

Risks Related to Our Business, Strategy, and Industry

•	The commercial success of Vyleesi for HSDD is a component of our corporate strategy, but we and our licensees may never successfully commercialize Vyleesi for HSDD or obtain approvals in countries other than the United States.

•	Production and supply of Vyleesi and our product supplies depend on contract manufacturers over whom we do not have any control, and there may not be adequate supplies of Vyleesi.

•	The effect of COVID-19 and other possible pandemics and outbreaks could result in material adverse effects on our clinical trials, business, financial condition, and results of operations.

•	Our agreement with Lonza Ltd. (“Lonza”) to manufacturer the Vyleesi active drug ingredient expires December 31, 2022, and Lonza has advised us that they will not renew our contract, but we remain in discussions with Lonza on contract manufacturing. We are actively evaluating potential new contract manufacturers for the Vyleesi active drug ingredient, but selecting and validating a new contract manufacturer will be a time consuming and costly process.

•	Our product candidates other than Vyleesi, including PL9643 for dry eye disease and PL8177 for the treatment of ulcerative colitis, are still in the early stages of development and remain subject to clinical testing and regulatory approval. If we are unable to successfully develop and test our product candidates, we will not be successful.

•	If clinical trials for our product candidates are prolonged or delayed, we may be unable to commercialize our product candidates on a timely basis, which would require us to incur additional costs and delay our receipt of any revenue from potential product sales.

•	Even if our product candidates receive regulatory approval in the United States, they may never achieve market acceptance in the United States or approval outside the United States, in which case our business, financial condition and results of operations will be materially adversely affected.

•	If side effects emerge that can be linked to Vyleesi or any of our product candidates (either while they are in development or after they are approved and on the market), we may be required to perform lengthy additional clinical trials, change the labeling of any such products, or withdraw such products from the market, any of which would hinder or preclude our ability to generate revenues.

9

Risks Related to Government Regulation

•	Both before and after marketing approval, our product candidates are subject to ongoing regulatory requirements and, if we fail to comply with these continuing requirements, we could be subject to a variety of sanctions and the sale of any approved commercial products could be suspended.

•	The FDA has required that two postmarketing studies and a clinical trial be conducted on Vyleesi, and our failure to timely complete studies or the clinical trial, and any adverse outcomes of the studies or trial, could result in withdrawal of Vyleesi from the market.

Risks Related to the Ownership of Our Common Stock

•	Our stock price is volatile and may fluctuate in a way that is disproportionate to our operating performance. We expect it to remain volatile, which could limit investors’ ability to sell stock at a profit.

•	Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gains.

•

As of September 22, 2022, there were 3,173,338 shares of common stock underlying outstanding convertible preferred stock, options, warrants, and restricted stock units. Stockholders may experience dilution from the conversion of preferred stock, exercise of outstanding options and vesting and delivery of restricted stock units.

The Offering

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any information we provide in a prospectus supplement is inconsistent with information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offering is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents.

10

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended June 30, 2022 under the heading “Item 1A. Risk Factors,” any subsequent annual report on Form 10-K, and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement.

For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations, as well as the value of an investment in our securities, could be materially and adversely affected. In that case, you might lose all or part of the value of your investment.

11

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

In this prospectus, references to “we”, “us”, “our” or “Palatin” means Palatin Technologies, Inc. and its subsidiary.

This prospectus and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary” and “Risk Factors” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

our significant operating losses since our inception and our need to obtain additional financing has caused management to determine there is substantial doubt regarding our ability to continue as a going concern;

•	our expectation that we will incur losses for the foreseeable future and may never achieve or maintain profitability;

•

our business, financial condition, and results of operations may be adversely affected by global health epidemics, including the COVID-19 pandemic, such as, for example, the increase in costs of and delays in conducting human clinical trials and the performance of our contractors and suppliers, reduction in our productivity or the productivity of our contractors and suppliers, supply chain constraints, and labor shortages;

•

our ability to successfully commercialize Vyleesi® (the trade name for bremelanotide) for the treatment of premenopausal women with hypoactive sexual desire disorder (“HSDD”) in the United States, which may be adversely affected by delays or disruptions related to the ongoing COVID-19 pandemic and economic disruptions, including a decrease in discretionary spending;

•

our ability to manage the infrastructure to successfully manufacture, through contract manufacturers, Vyleesi, and to successfully market and distribute Vyleesi in the United States , including potentially qualifying a new contract manufacturer for the Vyleesi active drug ingredient;

•	our ability to meet postmarketing commitments of the U.S. Food and Drug Administration (“FDA”);

•	our expectations regarding the potential market size and market acceptance for Vyleesi for HSDD in the United States and elsewhere in the world;

•	our expectations regarding performance of our exclusive licensees of Vyleesi for the treatment of premenopausal women with HSDD, which is a type of female sexual dysfunction (“FSD”), including:

o	Shanghai Fosun Pharmaceutical Industrial Development Co. Ltd. (“Fosun”), a subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., for the territories of the People’s Republic of China, Taiwan, Hong Kong S.A.R. and Macau S.A.R. (collectively, “China”); and

o	Kwangdong Pharmaceutical Co., Ltd. (“Kwangdong”) for the Republic of Korea (“Korea”);

•	our expectations and the ability of our licensees to timely obtain approvals and successfully commercialize Vyleesi in countries other than the United States;

•

the results of clinical trials with our late stage products, including PL9643, an ophthalmic peptide solution for dry eye disease (“DED”), which entered Phase 3 clinical trials in the fourth quarter of calendar year 2021, and PL8177, an oral peptide formulation for treatment of ulcerative colitis, which entered Phase 2 clinical trials in the third quarter of calendar year 2022;

•	estimates of our expenses, future revenue and capital requirements;

•	our ability to achieve profitability;

•

our ability to obtain additional financing on terms acceptable to us, or at all, including unavailability of funds or delays in receiving funds as a result of the ongoing COVID-19 pandemic and economic disruptions;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

•	the timing or likelihood of regulatory filings and approvals;

12

•	our expectations regarding the clinical efficacy and utility of our melanocortin agonist product candidates for treatment of inflammatory and autoimmune related diseases and disorders, including ocular indications;

•	our ability to compete with other products and technologies treating the same or similar indications as our product candidates;

•	the ability of our third-party collaborators to timely carry out their duties under their agreements with us;

•	the ability of our contract manufacturers to perform their manufacturing activities for us in compliance with applicable regulations;

•	our ability to recognize the potential value of our licensing arrangements with third parties;

•	the potential to achieve revenues from the sale of our product candidates;

•	our ability to obtain adequate reimbursement from private insurers and other healthcare payers;

•	our ability to maintain product liability insurance at a reasonable cost or in sufficient amounts, if at all;

•	the performance and retention of our management team, senior staff professionals, other employees, and third-party contractors and consultants;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology in the United States and throughout the world;

•	our compliance with federal and state laws and regulations;

•	the timing and costs associated with obtaining regulatory approval for our product candidates, including delays and additional costs related to the ongoing COVID-19 pandemic;

•	the impact of fluctuations in foreign exchange rates;

•

the impact of any geopolitical instability, economic uncertainty, financial markets volatility, or capital markets disruption resulting from the ongoing military conflict between Russia and Ukraine, and any resulting effects on our revenue, financial condition, or results of operations;

•	the impact of legislative or regulatory healthcare reforms in the United States;

•	our ability to adapt to changes in global economic conditions as well as competing products and technologies; and

•	our ability to remain listed on the NYSE American stock exchange.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

13

THE SECURITIES WE MAY OFFER

We may offer up to $100,000,000 of shares of our common stock, preferred stock, debt securities, warrants, purchase contracts or units in any combination of the foregoing, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through agents, underwriters, or dealers. We, and our agents, underwriters, or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the name of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding options to purchase additional securities, if any; and

•	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of any of our preferred stock that may be outstanding, holders of our common stock are entitled to dividends when and if declared by our board of directors.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock.

Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock, in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from our common stock, preferred stock or debt securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

14

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of debt securities, which may be senior, senior subordinated or subordinated obligations. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock or preferred stock.

The debt securities will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of this document are provided under the heading “Where You Can Find More Information.”

Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities;

•	or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies, or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

15

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses that we believe are complementary to our own, although we have no current plans, commitments, or agreements with respect to any acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from the sale of securities under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from the sale of securities under this prospectus as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

16

DESCRIPTION OF SECURITIES

Our restated certificate of incorporation, as amended (the “Certificate of Incorporation”), authorizes us to issue up to 300,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of September 22, 2022, we had 9,290,481 shares of common stock outstanding, 3,173,338 shares of common stock underlying outstanding convertible preferred stock, options, and restricted stock units, and 9,004,030 shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our Certificate of Incorporation, our amended and restated bylaws (“Bylaws”) and the applicable provisions of the Delaware General Corporation Law, or DGCL. This information is qualified entirely by reference to the applicable provisions of our Certificate of Incorporation, Bylaws and the DGCL.

For information on how to obtain copies of our Certificate of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Common Stock

The following description of our common stock is intended as a summary only and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. We have the authority to issues up to 300,000,000 shares of our common stock, par value $0.01 per share.  As of September 22, 2022, there were 9,290,481 shares of common stock issued and outstanding; 2,629 shares of common stock issuable upon the conversion of our immediately convertible Series A Convertible Preferred Stock, subject to adjustment, for no further consideration; 1,200,000 shares of common stock issuable upon the conversion of our immediately convertible Series B Convertible Preferred Stock, for no further consideration; 133,333 shares of common stock issuable upon the conversion of our immediately convertible Series C  Convertible Preferred Stock, for no further consideration; 1,143,774 shares issuable upon the exercise of stock options at a weighted-average exercise price of $15.95 per share; 282,774 shares issuable under restricted stock units which vested or will vest on dates between June 16, 2022 and June 22, 2026; 344,162 shares of common stock which have vested under restricted stock unit agreements, but are subject to provisions to delay delivery; and 66,666 shares of common stock issuable upon the exercise of warrants at a warrant exercise price of $12.50.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of our common stock do not have cumulative voting rights.

Liquidation

In the event of a liquidation, dissolution, or winding up of the Company, the holders of our common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock or debt, if any, then-outstanding.

Dividend Rights

Holders of our common shares are entitled to share ratably in dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available therefore, subject to preferences that may be applicable to our preferred stock, if any, then-outstanding. Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and financial conditions. We intend to retain earnings, if any, for use in our business operations and accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Other Rights and Restrictions

Our common shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common shares.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in any offering under this prospectus will be, fully paid and nonassessable.

17

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, located at 6201 15th Avenue, Brooklyn, New York 11219. Their telephone number is (800) 937-5449.

Preferred Stock

We have the authority to issue up to 10,000,000 shares of “blank check” preferred stock, $0.01 par value per share. As of September 22, 2022, there were outstanding 4,030 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), 8,100,000 shares of Series B Convertible Redeemable Preferred Stock (“Series B Preferred Stock”) and 900,000 shares of Series C Convertible Redeemable Preferred Stock (“Series C Preferred Stock”).

Series A Preferred Stock

As of September 22, 2022, 4,030 shares of our preferred stock were designated as Series A Preferred Stock, of which all shares were outstanding. The description of preferred stock provisions set forth below is not complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and the certificate of designations relating to the Series A Preferred Stock.

Each share of Series A Preferred Stock is convertible at any time, at the option of the holder, into the number of shares of common stock equal to $100 divided by the conversion price, as defined in the Series A certificate of designations. The current conversion price is $152.50, so each share of Series A Preferred Stock is currently convertible into approximately .66 shares of common stock.

We may, at our option, cause the conversion of the Series A Preferred Stock, in whole or in part, on a pro rata basis, into common stock, if the closing bid price of the common stock has exceeded 200% of the conversion price for at least 20 trading days in any 30 consecutive trading day period, ending three days prior to the date of mandatory conversion.

The conversion price decreases if we sell common stock (or equivalents) for a price per share less than the conversion price or less than the market price of the common stock, subject to certain exceptions. The conversion price is also subject to adjustment upon the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which results in an increase or decrease in the number of shares of common stock outstanding.

We may not pay a dividend or make any distribution to holders of any other capital stock unless and until we first pay a special dividend or distribution of $100 per share to the holders of Series A Preferred Stock.

Upon (i) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) sale or other disposition of all or substantially all of the assets of the Company, or (iii) any consolidation, merger, combination, reorganization or other transaction in which Palatin is not the surviving entity or in which the shares of common stock constituting in excess of 50% of the voting power of the Company are exchanged for or changed into other stock or securities, cash and/or any other property, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Series A Preferred Stock will be entitled to receive, pro rata and in preference to the holders of any other capital stock, an amount per share equal to $100 plus accrued but unpaid dividends, if any.

Each holder of Series A Preferred Stock has the number of votes equal to the number of shares of common stock issuable upon conversion of the holder’s Series A Preferred Stock at the record date for determination of the stockholders entitled to vote or, if no record date is established, at the date a vote is taken. Except as provided above or as required by applicable law, the holders of the Series A Preferred Stock are entitled to vote together with the holders of the common stock and not as a separate class.

Series B and C Preferred Stock

As of September 22, 2022, 8,100,000 shares of our preferred stock were designated as Series B Preferred Stock, of which all shares were outstanding, and 900,000 shares of our preferred stock were designated as Series C Preferred Stock, of which all shares were outstanding. The description of preferred stock provisions set forth below is not complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and the certificates of designations relating to the Series B and C Preferred Stock.

The Preferred Stock has a stated value of $1.666667 per share and is convertible into an aggregate of 1,333,333 shares of common stock of the Company at a conversion price of $11.25. The holders of the Preferred Stock may alternatively elect to redeem to redeem for cash in an amount equal to the stated value or convert to notes, having an aggregate principal amount equal to the stated value. The purchasers of the Preferred Stock also received warrants to purchase up to 66,666 shares of common stock at an exercise price of $12.50 per share, which expire 48 months following issuance.

18

The holders of the Series B and C Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the then holders of the Series B and C Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders an amount per share equal to the stated value of each outstanding shares of Series B and C Preferred Stock plus an amount equal to any dividends that have been declared on such share but not yet paid.

The Series B and C Preferred Stock has no voting rights, except that the Series B and C Preferred Stock had the right to vote, with the holders of common stock and any other class or series of capital stock of the Company entitled to vote on such matter, as a single class, with each share of Series B and C Preferred Stock entitled to vote on an as-converted basis on a resolution presented to stockholders at the annual meeting held on June 24, 2022, for the purpose of obtaining approval of a proposed amendment to the Company’s Certificate of Incorporation to effect a reverse split of the outstanding shares of the Common Stock at a ratio then to be determined.

Other Preferred Stock

The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series of preferred stock (which will be specified in the applicable prospectus supplement):

•	the number of shares constituting the series and the distinctive designation of the series;

•	dividend rates, whether dividends are cumulative, and, if so, from what date and the relative rights of priority of payment of dividends;

•	voting rights and the terms of the voting rights;

•	conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;

•

redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

•	sinking fund provisions for the redemption or purchase of shares;

•	rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and

•	any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

Dividends on outstanding shares of preferred stock will be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on the common stock with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of preferred stock are insufficient to pay the full preferential amount to which the holders are entitled, then the available assets will be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect to each series.

Holders of preferred stock will not be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the corporation. The preferred stock will, when issued, be fully paid and non-assessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

Penny Stock Regulations

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock may at some point fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (as defined under the Securities Act).

19

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules, if applicable to the Company, may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Certificate of Incorporation

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $.01 per share, of which 4,030 shares are currently issued and designated as Series A Preferred Stock, 8,100,000 shares are currently issued and designated as Series B Preferred Stock, and 900,000 shares are currently issued and designated as Series C Preferred Stock. The board of directors has the authority, without further approval of the stockholders, to issue and determine the rights and preferences of other series of preferred stock, except as limited by the certificate of designation for the Series A Preferred Stock. The board could issue one or more series of preferred stock with voting, conversion, dividend, liquidation, or other rights which would adversely affect the voting power and ownership interest of holders of common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control, and discouraging bids for our common stock at a premium over the market price.

Additionally, our Certificate of Incorporation and Bylaws allow the Company’s board of directors to establish the size of the board and fill vacancies on the board created by an increase in the number of directors and to provide that the Bylaws may be amended by the board of directors without stockholder approval.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

20

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Indemnification and Limitation of Liability

Our Certificate of Incorporation and Bylaws require us to indemnify our directors, officers, employees and agents against the costs (including fines, judgments and attorney fees) from involvement in legal proceedings arising from their position or service, provided that the person seeking indemnification acted:

•	in good faith;

•	in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and,

•	with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Certificate of Incorporation and Bylaws allow us to buy indemnification insurance for this purpose.

Our Certificate of Incorporation provides that, to the fullest extent permissible under Delaware law, no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief that will remain available under Delaware law. In addition, each director will continue to be subject to liability for (a) breach of the director’s duty of loyalty to us or our stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) violating Section 174 of the DGCL, or (d) any transaction from which the director derived an improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We may issue debt securities from time to time, in one or more series, pursuant to an indenture that we will enter into with the trustee named in the indenture and the applicable prospectus supplement. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The indenture will be subject to any amendments or supplements that we may enter into with the trustee named in the indenture. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related security documents, if any, in their entirety before investing in our debt securities.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

21

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with an original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party, and whether conversion or exchange is mandatory, at the option of the holder or at our option;

•	events of default;

•	whether we and/or the debenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	descriptions of the debenture trustee and paying agent, and the method of payments; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Specific indentures will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a report filed under the Exchange Act, incorporated by reference in this prospectus.

22

Description of Warrants

We may issue warrants for the purchase of common stock or preferred stock, in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from our common stock, preferred stock or debt securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the number of warrants issued with each share of common stock or preferred stock, or with the principal amount of any debt security;

•	if applicable, the date on and after which the warrants and the related shares will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock or preferred stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

23

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities;

•	or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

Description of Units

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

24

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

25

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, or DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

26

PLAN OF DISTRIBUTION

We may sell securities covered by this prospectus in any of three ways (or in any combination):

•	to or through one or more underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may distribute the securities:

•	from time to time in one or more transactions at a fixed price, which may be changed from time to time;

•

through “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of securities and the proceeds we will receive from the sale;

•	any option under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the securities;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may engage in transactions with, or perform services for us in the ordinary course of business.

27

All securities we may offer, other than common stock, will be new issues of securities with no established market for such securities. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in the relevant offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on a national securities exchange may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable on a national securities exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor any underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

28

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents.

EXPERTS

The consolidated financial statements of Palatin Technologies, Inc. as of June 30, 2022 and 2021, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the June 30, 2022 consolidated financial statements contains an explanatory paragraph that states that the Company’s operating losses, negative cash flows from operations, and need for additional funding to complete planned product development efforts raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, registration statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. You can also access these documents free of charge and find information about Palatin on our website at http://www.palatin.com. Information found on our website is not part of this prospectus or any prospectus supplement, and investors should not rely on any such information in deciding whether to invest in our securities.

INCORPORATION OF INFORMATION BY REFERENCE

We incorporate into this prospectus information contained in documents which we file with the SEC. We are disclosing important information to you by referring you to those documents. The information which we incorporate by reference is an important part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	annual report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on September 22, 2022; and

•

the description of our common stock contained in our annual report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on September 12, 2019, including any amendment or report for the purpose of updating such description.

We also incorporate by reference any documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (other than, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules).

You may obtain a free copy of any or all of the information incorporated by reference by writing or calling us. Please direct your request to:

Stephen T. Wills

Executive Vice President, Chief Financial Officer and Chief Operating Officer

Palatin Technologies, Inc.

4B Cedar Brook Drive

Cranbury, New Jersey 08512

Telephone: (609) 495-2200

Fax: (609) 495-2201

29

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (http://www.sec.gov). In addition, we maintain a website at http://www.palatin.com. Information contained in our website does not constitute a part of this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

30

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses (estimated except for the SEC registration fees) in connection with the offering described in the registration statement. These estimates do not include expenses for the preparation and filing of supplemental prospectuses relating to the issuance of particular securities under this registration statement.

SEC registration fees	$3,111
Exchange fees	*
Legal fees and expenses	*
Accountants fees and expenses	*
Miscellaneous	*
TOTAL	$3,111

*These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this prospectus.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (DGCL) allows a corporation to provide in its certificate of incorporation for the elimination or limitation of personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with some exceptions. Article V, Section 3 of our restated certificate of incorporation, as amended (the “Certificate of Incorporation”), provides that to the fullest extent permitted by the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or serving at the request of the corporation in similar capacities, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court having jurisdiction shall determine that such person is fairly and reasonably entitled to indemnity.

Article VI of our Certificate of Incorporation and Article IX of our amended and restated bylaws (“Bylaws”) provide that we shall make the indemnification permitted under the DGCL, as summarized above, but only (unless ordered by a court) upon a determination by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, or by the stockholders, that the indemnified person has met the applicable standard of conduct.

Article VI of our Certificate of Incorporation and Article IX of our Bylaws further provide that we may advance expenses for defending actions, suits or proceedings upon such terms and conditions as our board of directors deems appropriate, and that we may purchase insurance on behalf of indemnified persons whether or not we would have the power to indemnify such persons under Section 145 of the DGCL. We have obtained a directors’ and officers’ liability insurance policy which covers, among other things, certain liabilities arising under the Securities Act of 1933.

ITEM 16. EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description	Filed Herewith	Form	Filing Date	SEC File No.
1.1	Underwriting Agreement.†

4.1	Restated Certificate of Incorporation of Palatin Technologies, Inc., as amended.		10-K	September 27, 2013	001-15543

4.2	Certificate of Designation of Series B Convertible Redeemable Preferred Stock.		10-Q	May 16, 2022	001-15543

4.3	Certificate of Designation of Series C Convertible Redeemable Preferred Stock.		10-Q	May 16, 2022	001-15543

4.4	Certificate of Elimination with respect to Series A Preferred Stock and Series B Preferred Stock.		10-Q	May 16, 2022	001-15543

4.5	Certificate of Decrease of Series A Convertible Preferred Stock.		10-Q	May 16, 2022	001-15543

4.6	Certificate of Amendment to the Restated Certificate of Incorporation of Palatin Technologies, Inc., as amended.		8-K	August 31, 2022	001-15543

4.7	Amended and Restated Bylaws of Palatin Technologies, Inc.		8-K	September 17, 2021	001-15543

4.8	Specimen Certificate for shares of Common Stock, $.01 par value, of Palatin Technologies, Inc.		S-1	September 29, 2014	333-198992

4.9	Form of securities purchase agreement.†

4.10	Certificate of designation of preferred stock and specimen preferred stock certificate.†

4.11	Form of debt indenture.		S-3	February 7, 2022	333-262555

4.12	Form of note.†

4.13	Form of warrant agreement and warrant certificate.†

5.1	Opinion of Thompson Hine LLP.		S-3	February 7, 2022	333-262555

23.1	Consent of Thompson Hine LLP		S-3	February 7, 2022	333-262555

23.2	Consent of Independent Registered Public Accounting Firm.	X

24.1	Power of Attorney		S-3 (Signature Page)	February 7, 2022	333-262555

25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture. †

107	Filing Fee Table.	X

† To be filed by amendment, or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

31

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness and the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

32

i. any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

33

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Cranbury, State of New Jersey, on September 23, 2022.

PALATIN TECHNOLOGIES, INC.

By:	/s/Carl Spana
Carl Spana, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Spana	President, Chief Executive Officer and Director	September 23, 2022
Carl Spana	(principal executive officer)

/s/ Stephen T. Wills	Executive Vice President, Chief Financial Officer	September 23, 2022
Stephen T. Wills	and Chief Operating Officer (principal financial and accounting officer)

*	Chairman and Director	September 23, 2022
John K.A. Prendergast

*	Director	September 23, 2022
Robert K. deVeer, Jr.

*	Director	September 23, 2022
J. Stanley Hull

*	Director	September 23, 2022
Alan W. Dunton

*	Director	September 23, 2022
Arlene M. Morris

*	Director	September 23, 2022
Anthony M. Manning

* Pursuant to power of attorney

By:	/s/ Carl Spana
Carl Spana

34